SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 21, 2010

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2010, Zion Oil & Gas Inc. (the “Company”) and Aladdin Middle East Ltd. (“AME”), a Delaware corporation with offices in Wichita, Kansas and in Ankara, Turkey, amended the drilling contract that they originally executed on September 12, 2008 and subsequently amended (the “Agreement”).

Under the recently executed amendment, AME and the Company extended the term of the Agreement to cover the drilling of the Company’s planned Ma’anit-Joseph #3 well to a depth of 5,900 meters.  In addition, Article 608 of the Agreement was amended in order to transfer to AME the burden of certain taxes that may be owed.  Under the Amendment, AME is to reimburse the Company for certain insurance premiums incurred by the Company.  The Amendment also memorialized an advance, previously remitted by the Company to AME, in an amount of $750,000 and provided that the amount of the advance will be recovered by offset against future AME invoices.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the Amendment No. 4 to the International Daywork Drilling Contract-Land attached hereto as Exhibit 10.1, which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 – Amendment No. 4 (dated as of May 21, 2010 and effective as of April 23, 2010) to International Daywork Drilling Contract – Land dated as of September 12, 2008 between Zion Oil & Gas, Inc. and Aladdin Middle East Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: May 24, 2010	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer